Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:

Kimberly Brown, Director, Investor Relations

(617) 796-8237

www.snhreit.com

Senior Housing Properties Trust Announces Fourth Quarter and Year End 2014 Results

Normalized FFO Per Share for the Fourth Quarter Increases by 4.7% to $0.45 Compared to Last Year

Same Property NOI Growth in Each Major Business Segment

Newton, MA (February 26, 2015):  Senior Housing Properties Trust (NYSE: SNH) today announced its financial results for the quarter and year ended December 31, 2014.

SNH President and Chief Operating Officer David Hegarty made the following statement:

“I am pleased with our business performance in the fourth quarter.  In addition to growing Normalized FFO per share by 4.7% during the quarter, we generated strong operating results in each of our three major business segments, including growth in same property NOI of 3.5% in our triple net lease senior living portfolio and 1.6% in our managed senior living portfolio.  We also generated a 4.7% increase in same property Cash Basis NOI in our MOB portfolio.  In addition, we are excited about the recently closed MOB portfolio acquisition for $539 million as well as the recently announced senior living acquisition for $790 million, both of which we believe improves the characteristics of our portfolio of properties.”

Results for the quarter ended December 31, 2014:

Normalized funds from operations, or Normalized FFO, for the quarter ended December 31, 2014 were $91.3 million, or $0.45 per basic and diluted share. This compares to Normalized FFO for the quarter ended December 31, 2013 of $80.5 million, or $0.43 per basic and diluted share. The increase in Normalized FFO per share is primarily the result of acquisitions during 2014.

Net income was $45.3 million, or $0.22 per basic and diluted share, for the quarter ended December 31, 2014, compared to net income of $72.2 million, or $0.38 per basic and diluted share, for the quarter ended December 31, 2013.

The basic and diluted weighted average number of common shares outstanding were 203.7 million and 203.8 million, respectively, for the quarter ended December 31, 2014, and 188.0 million and 188.2 million, respectively, for the quarter ended December 31, 2013.

A reconciliation of net income determined in accordance with U.S. generally accepted accounting principles, or GAAP, to funds from operations, or FFO, and Normalized FFO for the quarters ended December 31, 2014 and 2013 appears later in this press release.

Results for the year ended December 31, 2014:

Normalized FFO for the year ended December 31, 2014 were $347.6 million, or $1.75 per basic and diluted share. This compares to Normalized FFO for the year ended December 31, 2013 of $317.4 million, or $1.69 per basic and diluted share.

Net income was $158.6 million, or $0.80 per basic and diluted share, for the year ended December 31, 2014, compared to net income of $151.2 million, or $0.81 per basic and diluted share, for the year ended December 31, 2013.

The basic and diluted weighted average number of common shares outstanding were 198.9 million for the year ended December 31, 2014, and 187.3 million and 187.4 million, respectively, for the year ended December 31, 2013.

A reconciliation of net income determined in accordance with GAAP to FFO and Normalized FFO for the year ended December 31, 2014 and 2013 appears later in this press release.

Segment Operating Results for the quarter ended December 31, 2014:

For the three months ended December 31, 2014, 39.5% of SNH’s net operating income, or NOI, came from 98 MOBs including 9.1 million square feet of leaseable area.  As of December 31, 2014, 95.9% of our MOB square feet were leased, compared to 95.6% as of September 30, 2014 and 94.9% as of December 31, 2013.  Same property occupancy for MOBs owned continuously since October 1, 2013 increased to 95.3% as of December 31, 2014, compared to 95.0% as of December 31, 2013.  Same property NOI and cash basis NOI increased 2.8% and 4.7%, respectively, during the quarter ended December 31, 2014.

For the three months ended December 31, 2014, 45.0% of SNH’s consolidated NOI came from 215 triple net leased senior living communities with 24,136 living units.  Occupancy at triple net leased senior living communities was 84.6% during the most recently reported period, compared to 85.3% during the comparable period last year.(1) Same property occupancy at triple net leased senior living communities

(1) Most recent reported data is based upon the operating results provided by our tenants for the 12 months ended September 30, 2014 and 2013 or the most recent prior period for which tenant operating results are available.

owned continuously since October 1, 2013 was 85.4% during the most recently reported period, compared to 85.5% during the comparable period last year.(1)  Same property NOI increased 3.5% during the quarter ended December 31, 2014.

For the three months ended December 31, 2014, 12.4% of SNH’s NOI came from 46 managed senior living communities with 7,278 living units.  Occupancy at managed senior living communities was 88.4% during the quarter ended December 31, 2014, compared to 87.7% during the comparable period last year.  Same property occupancy for managed senior living communities owned continuously since October 1, 2013 increased to 88.3% during the quarter ended December 31, 2014, from 87.8% during the comparable period last year.  Same property NOI increased 1.6% during the quarter ended December 31, 2014.

A reconciliation of NOI and cash basis NOI to net income, determined in accordance with GAAP, for the quarters and years ended December 31, 2014 and 2013 appears later in this press release.

Recent Investment and Sales Activities:

In December 2014, SNH agreed to acquire 38 senior living communities with 3,466 units located in 16 states for $790.0 million, excluding closing costs, and including the assumption of approximately $153.0 million of mortgage debt with a weighted average interest rate of 4.8%. Eighteen of the 38 communities, with 1,847 living units, are currently leased to six senior living operators. The remaining 20 communities, with 1,619 living units, are currently managed by six senior living operators (including one manager who also leases one of the 18 leased communities).

In January 2015, SNH acquired 23 MOBs, for approximately $539.0 million, including the assumption of approximately $30.0 million of mortgage debt with a weighted average interest rate of 4.7%. The MOBs contain approximately 2.2 million square feet and are located in 12 states. The 23 properties were purchased in connection with the acquisition by Select Income REIT (NYSE: SIR) of Cole Corporate Income Trust, or CCIT.

In December 2014, SNH acquired one senior living community with 52 private pay assisted living units located in Jackson, WI for approximately $7.0 million, excluding closing costs. Also in December 2014, SNH acquired one senior living community with 176 private pay independent and assisted living units located in Madison, WI for approximately $40.4 million, excluding closing costs.  SNH acquired these communities using taxable REIT subsidiary structures and entered into long term management agreements with Five Star Quality Care, Inc. to manage these communities.

In October 2014, SNH sold one senior living community with 70 units located in Virginia for $2.85 million, excluding closing costs. Also in October 2014, SNH sold two senior living communities with 177 units located in Arizona for $5.9 million, excluding closing costs.  In the aggregate for the year ended December 31, 2014, the majority of the combined revenues from the three sold senior living communities came from government funded programs, including Medicare and Medicaid. In February 2015, SNH sold one senior living community with 120 units located in Pennsylvania for $250,000, excluding closing costs.

SNH is also currently marketing for sale three senior living communities with 192 living units classified as held for sale and one MOB (four buildings) with an aggregate of 323,541 square feet that is included in discontinued operations. In aggregate for the year ended December 31, 2014, the majority of the combined revenues generated from the three senior living communities listed for sale came from government funded programs, including Medicare and Medicaid.

Recent Financing Activities:

In February 2015, SNH issued 31,050,000 common shares in a public offering, raising gross proceeds of approximately $689.3 million, before underwriting discounts and expenses. SNH used part of the net proceeds of this offering (approximately $660.0 million) to repay borrowings outstanding under its unsecured revolving credit facility and intends to use the remainder for general business purposes, including the possible partial funding of the pending acquisition noted above.

In October 2014, SNH prepaid a $14.7 million loan incurred in connection with certain revenue bonds that were scheduled to mature in December 2027.  That loan had an interest rate of 5.9%.  Also in October 2014, SNH prepaid a mortgage note encumbering one property with a principal balance of approximately $11.9 million and an interest rate of 6.3% that was scheduled to mature in May 2015.  In December 2014, SNH prepaid a mortgage note encumbering one property with a principal balance of $11.3 million and an interest rate of 6.4% that was scheduled to mature in July 2015.  SNH recognized a net loss on early extinguishment of debt of approximately $12,000 related to these mortgage note prepayments.

Conference Call:

On Thursday, February 26, 2015, at 1:00 p.m. Eastern Time, David J. Hegarty, President and Chief Operating Officer, and Richard A. Doyle, Chief Financial Officer, will host a conference call to discuss the financial results for the quarter and year ended December 31, 2014.  The conference call telephone number is (800) 230-1085. Participants calling from outside the United States and Canada should dial (612) 288-0329. No pass code is necessary to access the call from either number. Participants should dial in about 15 minutes prior to the scheduled start of the call. A replay of the conference call will be available through 11:59 p.m. Eastern Time on Thursday, March 5, 2015. To hear the replay, dial (320) 365-3844. The replay pass code is 352026.

A live audio webcast of the conference call will also be available in a listen-only mode on the company’s website, which is located at www.snhreit.com. Participants wanting to access the webcast should visit the company’s website about five minutes before the call. The archived webcast will be available for replay on the company’s website for about one week after the call.

The transcription, recording and retransmission in any way of SNH’s fourth quarter conference call are strictly prohibited without the prior written consent of SNH.

Supplemental Data:

A copy of SNH’s Fourth Quarter 2014 Supplemental Operating and Financial Data is available for download from the SNH website, www.snhreit.com.  SNH’s website is not incorporated as part of this press release.

SNH is a real estate investment trust, or REIT, that owned 370 properties (397 buildings) located in 38 states and Washington, D.C. as of December 31, 2014. SNH is headquartered in Newton, MA.

Please see the pages attached hereto for a more detailed statement of SNH’s operating results and financial condition.

WARNING CONCERNING FORWARD LOOKING STATEMENTS

THIS PRESS RELEASE CONTAINS STATEMENTS THAT CONSTITUTE FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER SECURITIES LAWS.  ALSO, WHENEVER SNH USES WORDS SUCH AS “BELIEVE”, “EXPECT”, “ANTICIPATE”, “INTEND”, “PLAN”, “ESTIMATE” OR SIMILAR EXPRESSIONS, SNH IS MAKING FORWARD LOOKING STATEMENTS.  THESE FORWARD LOOKING STATEMENTS ARE BASED UPON SNH’S PRESENT INTENT, BELIEFS OR EXPECTATIONS, BUT FORWARD LOOKING STATEMENTS ARE NOT GUARANTEED TO OCCUR AND MAY NOT OCCUR. ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE CONTAINED IN OR IMPLIED BY THESE FORWARD LOOKING STATEMENTS AS A RESULT OF VARIOUS FACTORS.  FOR EXAMPLE:

•                 THIS PRESS RELEASE QUOTES DAVID HEGARTY AS BELIEVING THAT THE RECENTLY CLOSED MOB PORTFOLIO ACQUISITION FOR $539 MILLION AS WELL AS THE RECENTLY ANNOUNCED SENIOR LIVING ACQUISITION FOR $790 MILLION IMPROVES THE CHARACTERISTICS OF SNH’S PORTFOLIO OF PROPERTIES.  MR. HEGARTY’S OR SNH’S BELIEFS ABOUT THE QUALITY OF SNH’S PROPERTY CHARACTERISTICS ARE, IN PART, PERSONAL AND SUBJECTIVE, AND THERE IS NO GUARANTEE THAT THESE ACQUISITIONS WILL IMPROVE THE CHARACTERISTICS OF SNH’S PORTFOLIO OF PROPERTIES. IN FACT, MARKET PARTICIPANTS MAY HAVE DIFFERENT BELIEFS OR REACH DIFFERENT CONCLUSIONS ABOUT THE IMPACT OF THESE ACQUISITIONS ON THE CHARACTERISTICS OF SNH’S PORTFOLIO OF PROPERTIES.

•                 THIS PRESS RELEASE STATES THAT SNH HAS AGREED TO ACQUIRE 38 SENIOR LIVING COMMUNITIES FOR APPROXIMATELY $790 MILLION. THIS ACQUISITION IS SUBJECT TO CLOSING CONDITIONS. THESE CONDITIONS MAY NOT BE SATISFIED AND THE ACQUISITION MAY NOT OCCUR, MAY BE DELAYED OR THE PRICE AND TERMS MAY CHANGE.

•                 THIS PRESS RELEASE STATES THAT SNH CURRENTLY EXPECTS TO ASSUME APPROXIMATELY $153 MILLION OF MORTGAGE DEBT ON CERTAIN OF THE SENIOR LIVING COMMUNITIES TO BE ACQUIRED. SNH’S ASSUMPTION OF THE $153 MILLION OF MORTGAGE DEBT WILL REQUIRE THE APPROVAL OF THE MORTGAGEES WHICH MAY NOT BE OBTAINED.

•                 THIS PRESS RELEASE STATES THAT SNH HAS THREE SENIOR LIVING COMMUNITIES AND ONE MOB CURRENTLY LISTED FOR SALE.  SNH MAY NOT BE ABLE TO SELL THESE PROPERTIES ON TERMS ACCEPTABLE TO IT, AND THE SALES OF ANY OR ALL OF THESE PROPERTIES MAY NOT OCCUR.

THE INFORMATION CONTAINED IN SNH’S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION, OR SEC, INCLUDING UNDER THE CAPTION “RISK FACTORS” IN ITS PERIODIC REPORTS, OR INCORPORATED THEREIN, IDENTIFIES OTHER IMPORTANT FACTORS THAT COULD CAUSE DIFFERENCES FROM SNH’S FORWARD LOOKING STATEMENTS. SNH’S FILINGS WITH THE SEC ARE AVAILABLE ON THE SEC’S WEBSITE AT WWW.SEC.GOV.

YOU SHOULD NOT PLACE UNDUE RELIANCE UPON SNH’S FORWARD LOOKING STATEMENTS.

EXCEPT AS REQUIRED BY LAW, SNH DOES NOT INTEND TO UPDATE OR CHANGE ANY FORWARD LOOKING STATEMENTS AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.

SENIOR HOUSING PROPERTIES TRUST

CONSOLIDATED STATEMENTS OF INCOME

(amounts in thousands, except per share data)

(unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2014	2013	2014	2013
Revenues:
Rental income	$149,364	$122,912	$526,703	$459,380
Residents fees and services	80,445	77,424	318,184	302,058
Total revenues	229,809	200,336	844,887	761,438

Expenses:
Property operating expenses	84,268	76,985	324,564	299,878
Depreciation	50,257	38,554	185,391	153,026
General and administrative	10,696	8,042	38,946	32,657
Acquisition related costs	1,957	788	4,607	3,378
Impairment of assets	(10)	2,314	(10)	7,989
Total expenses	147,168	126,683	553,498	496,928

Operating income	82,641	73,653	291,389	264,510

Interest and other income	89	99	425	711
Interest expense	(35,901)	(29,284)	(135,114)	(117,819)
Loss on early extinguishment of debt	(12)	—	(12)	(797)
Income from continuing operations before income tax expense and equity in earnings of an investee	46,817	44,468	156,688	146,605
Income tax expense	(74)	(195)	(576)	(600)
Equity in earnings of an investee	28	115	87	334
Income from continuing operations	46,771	44,388	156,199	146,339
Discontinued operations:
(Loss) income from discontinued operations	(123)	1,281	1,362	5,043
Impairment of assets from discontinued operations	(4,260)	(9,714)	(4,377)	(37,610)
Income before gain on sale of properties	42,388	35,955	153,184	113,772
Gain on sale of properties	2,900	36,251	5,453	37,392
Net income	$45,288	$72,206	$158,637	$151,164

Weighted average common shares outstanding (basic)	203,742	188,017	198,868	187,271
Weighted average common shares outstanding (diluted)	203,754	188,168	198,894	187,414

Basic and diluted per common share amounts:
Income from continuing operations	$0.24	$0.43	$0.81	$0.98
Loss from discontinued operations	(0.02)	(0.05)	(0.01)	(0.17)
Net income	$0.22	$0.38	$0.80	$0.81

SENIOR HOUSING PROPERTIES TRUST

CONSOLIDATED STATEMENTS OF FUNDS FROM OPERATIONS AND NORMALIZED FUNDS FROM OPERATIONS

(amounts in thousands, except per share data)

(unaudited)

Calculation of Funds from Operations (FFO) and Normalized FFO (1):

	Three Months Ended		Year Ended
	December 31,		December 31,
	2014	2013	2014	2013

Net income	$45,288	$72,206	$158,637	$151,164
Depreciation expense from continuing operations	50,257	38,554	185,391	153,026
Depreciation expense from discontinued operations	—	—	—	799
Gain on sale of properties	(2,900)	(36,251)	(5,453)	(37,392)
Impairment of assets	(10)	2,314	(10)	7,989
Impairment of assets from discontinued operations	4,260	9,714	4,377	37,610
FFO	96,895	86,537	342,942	313,196
Estimated business management incentive fees(2)	—	—	—	75
Acquisition related costs from continuing operations	1,957	788	4,607	3,378
Loss on early extinguishment of debt	12	—	12	797
Percentage rent adjustment(3)	(7,600)	(6,800)	—	—
Normalized FFO	$91,264	$80,525	$347,561	$317,446

Weighted average shares outstanding (basic)	203,742	188,017	198,868	187,271
Weighted average shares outstanding (diluted)	203,754	188,168	198,894	187,414

Basic and diluted per common share amounts:
FFO	$0.48	$0.46	$1.72	$1.67
Normalized FFO	$0.45	$0.43	$1.75	$1.69
Net income	$0.22	$0.38	$0.80	$0.81
Distributions declared per share	$0.39	$0.39	$1.56	$1.56

(1)               SNH calculates FFO and Normalized FFO as shown above.  FFO is calculated on the basis defined by the National Association of Real Estate Investment Trusts, or NAREIT, which is net income, calculated in accordance with GAAP, excluding any gain or loss on sale of properties and impairment of real estate assets, plus real estate depreciation and amortization, as well as certain other adjustments currently not applicable to SNH.  SNH’s calculation of Normalized FFO differs from NAREIT’s definition of FFO because SNH’s includes estimated percentage rent in the period to which it estimates that it relates rather than when it is recognized as income in accordance with GAAP, includes estimated business management incentive fees, if any, only in the fourth quarter versus the quarter they are recognized as expense in accordance with GAAP and excludes acquisition related costs, gain or loss on early extinguishment of debt, gain or loss on lease terminations and loss on impairment of intangible assets, if any.  SNH considers FFO and Normalized FFO to be appropriate measures of operating performance for a real estate investment trust, or REIT, along with net income, operating income and cash flow from operating activities.  SNH believes that FFO and Normalized FFO provide useful information to investors because by excluding the effects of certain historical amounts, such as depreciation expense, FFO and Normalized FFO may facilitate a comparison of its operating performance between periods and with other REITs.  FFO and Normalized FFO are among the factors considered by SNH’s Board of Trustees when determining the amount of distributions to shareholders.  Other factors include, but are not limited to, requirements to maintain SNH’s status as a REIT, limitations in its revolving credit facility agreement, term loan agreement and public debt covenants, the availability of debt and equity capital, SNH’s expectation of its future capital requirements and operating performance and SNH’s expected needs and availability of cash to pay its obligations.  FFO and Normalized FFO do not represent cash generated by operating activities in accordance with GAAP and should not be considered as alternatives to net income, operating income or cash flow from operating activities, determined in accordance with GAAP, or as indicators of SNH’s financial performance or liquidity, nor are these measures necessarily indicative of sufficient cash flow to fund all of SNH’s needs.  These measures should be considered in conjunction with net income, operating income and cash flow from operating activities as presented in SNH’s Consolidated Statements of Income and Comprehensive Income and Consolidated Statements of Cash Flows.  Other REITs and real estate companies may calculate FFO and Normalized FFO differently than SNH does.

(2)               Amounts represent estimated incentive fees under SNH’s business management agreement payable in common shares after the end of each calendar year calculated: (i) prior to 2014 based upon increases in annual Normalized FFO per share and (ii) beginning in 2014 based on common share total return.  In calculating net income in accordance with GAAP, SNH recognizes an estimated business management incentive fee expense, if any, each quarter.  Although SNH recognizes this expense, if any, each quarter for purposes of calculating net income, SNH does not include these amounts in the calculation of Normalized FFO until the fourth quarter, which is when the actual expense amount for the year is determined. Adjustments were made to prior period amounts to conform to the current period Normalized FFO calculation.

(3)               In calculating net income in accordance with GAAP, SNH recognizes percentage rental income received for the first, second and third quarters in the fourth quarter, which is when all contingencies are met and the income is earned.  Although SNH defers recognition of this revenue until the fourth quarter for purposes of calculating net income, it includes these estimated amounts in its calculation of Normalized FFO for each quarter of the year.  The fourth quarter Normalized FFO calculation excludes the amounts included during the first three quarters.

SENIOR HOUSING PROPERTIES TRUST

CALCULATION AND RECONCILIATION OF NET OPERATING INCOME (NOI) AND CASH BASIS NOI

(amounts in thousands)

(unaudited)

	For the Three Months Ended		For the Year Ended
	12/31/2014	12/31/2013	12/31/2014	12/31/2013
Calculation of NOI and Cash Basis NOI (1):
Revenues:
Rental income	$149,364	$122,912	$526,703	$459,380
Residents fees and services	80,445	77,424	318,184	302,058
Total revenues	229,809	200,336	844,887	761,438
Property operating expenses	84,268	76,985	324,564	299,878
Property net operating income (NOI):	145,541	123,351	520,323	461,560
Non cash straight line rent adjustments	(2,857)	(1,832)	(9,663)	(7,245)
Lease value amortization	(1,211)	863	(2,322)	3,555
Lease termination fees	-	(4)	-	(11)
Cash Basis NOI	$141,473	$122,378	$508,338	$457,859

Reconciliation of Cash Basis NOI to Net Income:
Cash Basis NOI	$141,473	$122,378	$508,338	$457,859
Non cash straight line rent adjustments	2,857	1,832	9,663	7,245
Lease value amortization	1,211	(863)	2,322	(3,555)
Lease termination fees	-	4	-	11
Property NOI	145,541	123,351	520,323	461,560
Depreciation expense	(50,257)	(38,554)	(185,391)	(153,026)
General and administrative expense	(10,696)	(8,042)	(38,946)	(32,657)
Acquisition related costs	(1,957)	(788)	(4,607)	(3,378)
Impairment of assets	10	(2,314)	10	(7,989)
Operating income	82,641	73,653	291,389	264,510

Interest and other income	89	99	425	711
Interest expense	(35,901)	(29,284)	(135,114)	(117,819)
Loss on early extinguishment of debt	(12)	-	(12)	(797)
Income before income tax expense and
equity in earnings of an investee	46,817	44,468	156,688	146,605
Income tax expense	(74)	(195)	(576)	(600)
Equity in earnings of an investee	28	115	87	334
Income from continuing operations	46,771	44,388	156,199	146,339
Discontinued operations
(Loss) income from discontinued operations	(123)	1,281	1,362	5,043
Impairment of assets from discontinued operations	(4,260)	(9,714)	(4,377)	(37,610)
Income before gain on sale of properties	42,388	35,955	153,184	113,772
Gain on sale of properties	2,900	36,251	5,453	37,392
Net income	$45,288	$72,206	$158,637	$151,164

(1)        The calculation of NOI and Cash Basis NOI excludes certain components of net income in order to provide results that are more closely related to SNH’s properties’ results of operations. SNH calculates NOI and Cash Basis NOI as shown above excluding properties classified as discontinued operations.  SNH defines NOI as income from its real estate less its property operating expenses.  NOI excludes amortization of capitalized tenant improvement costs and leasing commissions.  SNH defines Cash Basis NOI as NOI less non cash straight line rent adjustments, lease value amortization and lease termination fees, if any. SNH considers NOI and Cash Basis NOI to be appropriate supplemental measures to net income because they may help both investors and management to understand the operations of our properties.  SNH uses NOI and Cash Basis NOI internally to evaluate individual and company-wide property level performance, and it believes that NOI and Cash Basis NOI provide useful information to investors regarding its results of operations because these measures reflect only those income and expense items that are incurred at the property level and may facilitate comparisons of its operating performance between periods and with other REITs. NOI and Cash Basis NOI do not represent cash generated by operating activities in accordance with GAAP and should not be considered as an alternative to net income, operating income or cash flow from operating activities determined in accordance with GAAP, or as indicators of SNH’s financial performance or liquidity, nor are these measures necessarily indicative of sufficient cash flow to fund all of SNH’s needs.  These measures should be considered in conjunction with net income, operating income and cash flow from operating activities as presented in SNH’s Consolidated Statements of Income and Comprehensive Income and Consolidated Statements of Cash Flows. Other REITs and real estate companies may calculate NOI and Cash Basis NOI differently than SNH does.

SENIOR HOUSING PROPERTIES TRUST

Calculation and Reconciliation of Same Property Net Operating Income (NOI) and Same Property Cash Basis NOI by Segment (1)

(amounts in thousands)

(unaudited)

	For the Three Months Ended December 31, 2014					For the Three Months Ended December 31, 2013
Calculation of NOI to Same Property NOI:	Triple Net Leased Senior Living Communities (2)	Managed Senior Living Communities (3)	MOBs (4)	Non-Segment (5)	Total	Triple Net Leased Senior Living Communities (2)	Managed Senior Living Communities (3)	MOBs (4)	Non-Segment (5)	Total
Rental income / residents fees and services	$65,394	$80,445	$79,452	$4,518	$229,809	$66,442	$77,424	$52,102	$4,368	$200,336
Property operating expenses	-	(62,352)	(21,916)	-	(84,268)	-	(59,863)	(17,122)	-	(76,985)
Property net operating income (NOI)	65,394	18,093	57,536	4,518	145,541	66,442	17,561	34,980	4,368	123,351

Less:
NOI not included in same property	38	512	21,631	-	22,181	3,296	260	58	-	3,614

Same property NOI (6)	$65,356	$17,581	$35,905	$4,518	$123,360	$63,146	$17,301	$34,922	$4,368	$119,737
Same property NOI growth	3.5%	1.6%	2.8%	3.4%	3.0%	--	--	--	--	--

Reconciliation of Same Property NOI to Same Property Cash Basis NOI:
Same property NOI (6)	$65,356	$17,581	$35,905	$4,518	$123,360	$63,146	$17,301	$34,922	$4,368	$119,737
Less:
Non cash straight line rent adjustments	129	-	918	138	1,185	(9)	-	1,701	138	1,830
Lease value amortization	-	-	(755)	55	(700)	-	-	(918)	55	(863)
Lease termination fees	-	-	-	-	-	-	-	4	-	4
	129	-	163	193	485	(9)	-	787	193	971
Same property cash basis NOI	$65,227	$17,581	$35,742	$4,325	$122,875	$63,155	$17,301	$34,135	$4,175	$118,766
Same property cash basis NOI growth	3.3%	1.6%	4.7%	3.6%	3.5%	--	--	--	--	--

(1) For a calculation, reconciliation and definition of NOI and Cash Basis NOI, please see pages 10 and 11.

(2) Includes triple net senior living communities that provide short term and long term residential care and dining services for residents.

(3) Includes managed senior living communities that provide short term and long term residential care and dining services for residents.

(4) Includes properties where medical related activities occur but where residential overnight stays and dining services are not provided.

(5) Includes the operating results of certain properties that offer fitness, wellness and spa services to members.

(6) Consists of properties owned continuously since October 1, 2013.

SENIOR HOUSING PROPERTIES TRUST

Calculation and Reconciliation of Same Property Net Operating Income (NOI) and Same Property Cash Basis NOI by Segment (1)

(amounts in thousands)

(unaudited)

	For the Year Ended December 31, 2014					For the Year Ended December 31, 2013

Calculation of NOI to Same Property NOI:	Triple Net Leased Senior Living Communities (2)	Managed Senior Living Communities (3)	MOBs (4)	Non-Segment (5)	Total	Triple Net Leased Senior Living Communities (2)	Managed Senior Living Communities (3)	MOBs (4)	Non-Segment (5)	Total
Rental income / residents fees and services	$230,718	$318,184	$278,041	$17,944	$844,887	$237,209	$302,058	$204,594	$17,577	$761,438
Property operating expenses	-	(245,093)	(79,471)	-	(324,564)	-	(233,711)	(66,167)	-	(299,878)
Property net operating income (NOI)	230,718	73,091	198,570	17,944	520,323	237,209	68,347	138,427	17,577	461,560

Less:
NOI not included in same property	2,775	3,504	64,556	-	70,835	14,861	1,054	5,708	-	21,623

Same property NOI (6)	$227,943	$69,587	$134,014	$17,944	$449,488	$222,348	$67,293	$132,719	$17,577	$439,937
Same property NOI growth	2.5%	3.4%	1.0%	2.1%	2.2%	--	--	--	--	--

Reconciliation of Same Property NOI to Same Property Cash Basis NOI:
Same property NOI (6)	$227,943	$69,587	$134,014	$17,944	$449,488	$222,348	$67,293	$132,719	$17,577	$439,937

Less:
Non cash straight line rent adjustments	280	-	3,810	550	4,640	(104)	-	5,689	1,129	6,714
Lease value amortization	-	-	(2,799)	221	(2,578)	-	-	(3,672)	221	(3,451)
Lease termination fees	-	-	-	-	-	-	-	11	-	11
	280	-	1,011	771	2,062	(104)	-	2,028	1,350	3,274
Same property cash basis NOI	$227,663	$69,587	$133,003	$17,173	$447,426	$222,452	$67,293	$130,691	$16,227	$436,663
Same property cash basis NOI growth	2.3%	3.4%	1.8%	5.8%	2.5%	--	--	--	--	--

(1) For a calculation, reconciliation and definition of NOI and Cash Basis NOI, please see pages 10 and 11.

(2) Includes triple net senior living communities that provide short term and long term residential care and dining services for residents.

(3) Includes managed senior living communities that provide short term and long term residential care and dining services for residents.

(4) Includes properties where medical related activities occur but where residential overnight stays and dining services are not provided.

(5) Includes the operating results of certain properties that offer fitness, wellness and spa services to members.

(6) Consists of properties owned continuously since January 1, 2013.

SENIOR HOUSING PROPERTIES TRUST

CONDENSED CONSOLIDATED BALANCE SHEETS

(amounts in thousands)

(unaudited)

Balance Sheet:

	December 31,	December 31,
	2014	2013
ASSETS
Real estate properties	$6,238,611	$5,263,625
Less accumulated depreciation	(983,850)	(840,760)
	5,254,761	4,422,865
Cash and cash equivalents	27,594	39,233
Restricted cash	10,544	12,514
Deferred financing fees, net	30,549	27,975
Acquired real estate leases and other intangible assets, net	472,788	103,494
Other assets	172,033	158,585
Total assets	$5,968,269	$4,764,666

LIABILITIES AND SHAREHOLDERS’ EQUITY
Unsecured revolving credit facility	$80,000	$100,000
Unsecured term loan	350,000	—
Senior unsecured notes, net of discount	1,743,628	1,093,337
Secured debt and capital leases	627,076	699,427
Accrued interest	20,046	15,839
Assumed real estate lease obligations, net	122,826	12,528
Other liabilities	72,286	66,546
Total liabilities	3,015,862	1,987,677

Total shareholders’ equity	2,952,407	2,776,989
Total liabilities and shareholders’ equity	$5,968,269	$4,764,666

(END)